UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

August 25, 2005
(Date of earliest event reported)

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

A.  Amendment to Quanex Corporation Director Compensation

On August 25, 2005, the Board of Directors (the “Board”) of Quanex Corporation (the “Company”) approved the recommendation of the Nominating and Governance Committee of the Board, based on a review of the report of the Company’s independent compensation consultant relating to market data for non-employee director compensation, to effect certain changes to the Company’s non-employee director compensation.

The non-employee director compensation was revised to provide the following:

•                  To increase the annual retainer for non-employee directors from $30,000 to $40,000 per year.

•                  To increase the in-person board meeting fee for non-employee directors from $1,250 to $1,500 per meeting.

•                  To decrease the one-time grant of non-incentive stock options to new non-employee directors from 6,000 shares after one year of service to 5,000 shares after one year of service.

•                  To change the annual grant of non-incentive stock options from 2,000 shares per year to a number of shares that would be equal to $50,000 in value per year.

•                  To change the annual grant of restricted stock awards from 500 shares per year to a number of shares that would be equal to $25,000 in value per year.

Annual awards of restricted stock granted to non-employee directors are awarded pursuant to the terms and conditions of the form of Restricted Stock Award Agreement filed as Exhibit 10.5 to the Company’s quarterly report on Form 10-Q for the quarter ended January 31, 2005.  Nonqualified Stock Options granted to new non-employee directors are awarded pursuant to the terms and conditions of the form of Nonqualified Stock Option Agreement filed as Exhibit 10.8 to the Company’s quarterly report on Form 10-Q for the quarter ended January 31, 2005.  The terms and conditions contained in the aforementioned forms of Restricted Stock Award Agreement for Directors and Nonqualified Stock Option Agreement for Directors will not change as a result of revisions to the Company’s non-employee director compensation.  The form of Nonqualified Stock Option Agreement used in connection with annual awards granted to non-employee directors is attached to this Current Report on Form 8-K as Exhibit 10.3.

B.            Amendment to Quanex Corporation 1996 Employee Stock Option Plan and Restricted Stock Plan

On August 25, 2005, the Board approved an amendment to the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan (the “Plan”), which amendment is effective as of August 25, 2005.  The Plan was amended (i) to extend the time to grant awards under the Plan from October 10, 2005 to December 31, 2005 and (ii) to disallow the repricing of options awarded under the Plan.  The terms and conditions contained in the various forms of award agreement issued in connection with the Plan will not change as a result of the amendments to the Plan.

Item 5.05.  Amendments to the Registrant’s Code of Ethics

Effective August 25, 2005, the Company’s Code of Business Conduct & Ethics has been amended to reflect (i) the addition of a position known as Director of Internal Audit, (ii) the creation of new titles for the General Counsel and Chief Financial Officer, (iii) the elimination of references to certain other internal policies and (iv) the correction of certain minor typographical errors.  A copy of the Code of Business Conduct & Ethics, as amended, is attached to this Current Report on Form 8-K as Exhibit 14.1.

Item 8.01.  Other Events

On August 25, 2005, the Board amended the Company’s Nominating and Corporate Governance Committee Charter.  The Nominating and Corporate Governance Committee Charter, as so amended, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Financial Statements of businesses acquired.

Not applicable

(b)                                 Pro forma financial information.

Not applicable

(c)                                  Exhibits.

10.1                                                   Summary of non-employee director compensation.

10.2                                                   Amendment to the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, effective as of August 25, 2005.

10.3                                                   Form of Nonqualified Stock Option Agreement for annual grants to Directors under the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan.

14.1                                                   Code of Business Conduct & Ethics.

99.1                                                   Nominating and Corporate Governance Committee Charter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX CORPORATION
(Registrant)

August 31, 2005	/s/ TERRY M. MURPHY
(Date)	Terry M. Murphy Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

10.1	Summary of non-employee director compensation.

10.2	Amendment to the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, effective as of August 25, 2005.

10.3	Form of Nonqualified Stock Option Agreement for annual grants to Directors under the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan.

14.1	Code of Business Conduct & Ethics

99.1	Nominating and Corporate Governance Committee Charter